TOMMYKNOCKERS CASINO CORP.
                            ARTICLES OF INCORPORATION

     That we, the undersigned Incorporators, being natural persons of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, do hereby sign, verify and deliver in duplicate to the Secretary of State of Colorado these ARTICLES OF INCORPORATION.

                                    ARTICLE I
                                      NAME

         The name of the corporation shall be TOMMYKNOCKERS CASINO CORP.

                                   ARTICLE II
                               PERIOD OF DURATION

     This corporation shall exist perpetually unless dissolved according to law.

                                   ARTICLE III
                                     PURPOSE

     The purpose for which this corporation is organized is to conduct and transact any and all lawful business and businesses pursuant to the Colorado Corporations Code, including but not limited to developing and operating casinos and related gaming properties.

                                   ARTICLE IV
                                     CAPITAL


     The total number of shares which this corporation shall have the authority to issue is One Thousand (1,000) shares, each without a par value which shares shall be designated common stock. No distinction shall exist between the shares of the corporation or the holders thereof. Any increases in the total number of shares of stock must be approved by a three-fourths (75%) majority of all shareholders of the Corporation.

                                    ARTICLE V
                               PRE-EMPTIVE RIGHTS

     A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for or otherwise acquire any treasury stock or other additional unissued shares of stock, option, warrants to purchase, subscribe for or otherwise acquire any such unissued shares, bonds or notes.

                                   ARTICLE VI
                                CUMULATIVE VOTING

     The shareholders shall not be entitled to cumulative voting.

                                   ARTICLE VII
                           SHARE TRANSFER RESTRICTIONS

     The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

     The initial registered office of the corporation shall be 677 Grant Street, Denver, CO 80203. The name of the initial registered agent at such address is Teresa A. Zoltanski.

                                   ARTICLE IX
                           INITIAL BOARD OF DIRECTORS

     The initial board of directors of the corporation shall consist of four (4) directors, and the names, addresses and titles of the persons who shall serve as officers and directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

NAME                    OFFICE                         ADDRESS

Jim Nation              President                   4940 Courtside
                                                    Irving, TX  75038

Rusty Brown             Vice President              511 16th, #510
                                                    Denver, CO  80202

Erica Hull              Treasurer & Assistant       200 Clear Creek
                        Vice President              Black Hawk, CO  80422

Judy Nation             Secretary                   4940 Courtside
                                                    Irving, TX  75038
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                                    ARTICLE X
                                 INDEMNIFICATION

     The corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, promotor, or agent of this corporation or another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if
(s) he acted in good faith and in a manner (s) he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe her/his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere, or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a lawful manner which (s) he reasonably believed to be in the best interests of the corporation.

                                   ARTICLE XI
                         CONSIDERATION FOR NO PAR SHARES

     The shareholders of the corporation shall have the right, upon a vote by the holders of a majority of all shares entitled to vote thereon, to fix the consideration to be received for no par shares.

                                   ARTICLE XII
                              AMENDMENTS TO BY-LAWS
                          AND ARTICLES OF INCORPORATION

     The power to alter, amend, repeal or adopt By-laws or Articles of Incorporation shall require approval of three-fourths (75%) or more of all the officers and directors if there are no shareholder and, if there are shareholders of the corporation, three-fourths (75%) or more of all the shareholders shall be required to approve alterations, amendments or repeal of By-Laws or the Articles of Incorporation.

                                  ARTICLE XIII
                     TRANSACTIONS WITH INTERESTED DIRECTORS

     No contract or other transaction between the corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors, or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

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     A. The fact of such  relationship  or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

     B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorized, approve, or ratify such contract or transaction by vote or written consent; or

     C. The contract or transaction is fair and reasonable to the corporation.


                                  ARTICLE XIII
                             VOTING OF SHAREHOLDERS

     Any matter which requires the voting or approval of the shareholders, officers and/or directors shall require approval of at least three-fourths (75%) of all the shareholders, officers and/or directors and shall be considered and acted upon only after all the shareholders, officers and/or directors receive at least 48 hours written or telephone notice of any meeting where any action is proposed or scheduled. If such notice is given, then a three-fourths (75%) majority of those present at the meeting (a quorum) shall suffice for voting and taking action at the meeting. If such notice is not give, then three-fourths (75%) of all the officers, directors and/or shareholders who are required to approve said action must approve, consent or ratify the action taken, either in writing or in person at the meeting. The foregoing shall not limit the right of the officers, director and shareholders to waive notice or to ratify or consent to action after it is taken.

                                   ARTICLE XV
                                  INCORPORATORS

     The name and address of the incorporator is as follows:

                  Teresa A. Zoltanski       677 Grant Street
                                            Denver, Colorado  80203

STATE OF COLORADO           )
                            )  ss.
City and County of Denver   )

     I, the undersigned,  J.A.  Barlow, a notary public,  hereby certify that on
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the 24th day of February, 1992, the above-named incorporator personally appeared before me and being by me first duly sworn severally declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

         WITNESS, my hand and official seal.



                                                         /s/ J.A. Barlow
                                                        ---------------
                                                        Notary Public

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                                        Address: 677 Grant
                                                 ---------
                                                 Denver, CO  80203
                                                 -----------------

     My Commission Expires: 5-8-93

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